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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Shareholders and
 Board of Directors of Pfizer Inc.:

   We consent to incorporation by reference of our audit report dated February 14, 2000, except as to the pooling of interests of Pfizer Inc. and Warner-Lambert Company which is as of June 19, 2000 and except for Note 19 as to which the date is March 24, 2000, on the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG LLP
                                          -------------------------------------
                                          KPMG LLP

New York, NY
October 20, 2000